Cross Border Announces Fourth Quarter and Fiscal 2011 Financial Results

SAN ANTONIO, Texas, March 16, 2012 -- Cross Border Resources, Inc. (OTCQX: XBOR), ("Cross Border" or "the Company"), a San Antonio-based oil and gas exploration and production company, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2011. Cross Border is an oil and gas exploration and production company resulting from the business combination of Doral Energy Corp. and Pure Energy Group, which was effective January 3, 2011. The merger impacts all comparisons to the prior year. Summary financial data is provided below:

Fourth Quarter 2011 Financial and Operating Highlights

•	Revenues increased by 266.7% year-over-year to $1.7 million, up from $468,273 in the fourth quarter of 2010.
•	Production volume totaled 24,743 barrels of oil equivalent (“boe”), an increase of 36.3% compared to 18,152 boe in the fourth quarter of 2010.
•	Average daily production sold during the fourth quarter of 2011 was 278 barrels of oil equivalent per day (“boed”) compared to 234 boed for the fourth quarter of 2010. The average production rate on December 31, 2011 was 421 boed.

Fiscal 2011 Financial and Operating Highlights

•	Revenues increased by 92.0% year-over-year to $7.3 million, up from $3.8 million for the year ended December 31, 2010.
•	Production volume totaled 98,855 boe, an increase of 27.6% compared to 77,501 boe in 2010.
•	Average daily production for the year ended December 31, 2011 was 271 boed compared to 212 boed in 2010.
•	Adjusted EBITDA totaled $2.7 million, or $0.18 per fully diluted share, an increase of 35.7% compared to adjusted EBITDA of $2.0 million in 2010.

“We are pleased with the results of our first year of operations as Cross Border,” stated Everett “Will” Gray II, CEO and Chairman of Cross Border. “Revenues nearly doubled year-over-year, and production volume increased significantly. With our large, diverse footprint in the Permian Basin, we are well positioned for another year of improved financial and operational performance in 2012.”

Mr. Gray continued, “Going forward, we remain focused on ramping up our drilling activity with a primary focus on the highly productive 2nd Bone Spring play. We plan to participate in at least 25 gross wells in 2012 and expect to exit the year with an average daily production rate of 750 boed. Our partnerships with leading operators and our strong acreage portfolio provide an ideal platform to substantially grow reserves and production, leading to continued improvement in shareholder value.”

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Results of Operations for the Year Ended December 31, 2011

Revenues

Revenues for the year ended December 31, 2011 were $7.3 million as compared to $3.8 million for the year ended December 31, 2010. The increase of $3.5 million, or 92.0%, was primarily due to increased production from wells added year-over-year, increased production due to the merger, and a year-over-year increase in the average sales prices for oil and natural gas. Oil and gas sales increased 77.4% year-over-year to $6.6 million as compared to $3.7 million for 2010. The Company also recorded a $599,100 gain on the sale of oil and gas properties during 2011.

Production volume totaled 98,855 boe, an increase of 27.6% compared to 77,501 boe for 2010. The increase was primarily due to a combination of increased production from wells added period-over-period and increased production brought on through the merger. Average daily production for 2011 was 271 boed, compared to 212 boed for 2010. Cross Border’s definition of daily production represents only what volumes were sold in each respective year and does not account for stored inventory.

Cross Border’s average realized crude oil sales price for 2011 was $86.70 per barrel, compared to $74.51 in 2010. The Company’s average realized natural gas sales price during 2011 was $6.03 per 1,000 cubic feet (“mcf”), compared to $5.72 per mcf for 2010.

Income from Operations

Operating loss for the year ended December 31, 2011 amounted to $926,506 as compared to operating income of $703,261 for the year ended December 31, 2010. Operating expenses for the year ended December 31, 2011 totaled $8.2 million, up 165.3% from $3.1 million in the previous fiscal year. The increase, which included approximately $300,000 of non-recurring expenses associated with the merger, was primarily due to expanded production, environmental remediation and delayed joint interest billings from an operating partner.

Net Income

Net loss for 2011 was $1.2 million as compared to net income of $282,989 for 2010. Net loss per diluted share was $0.08 for 2011.

Adjusted EBITDA

Adjusted EBITDA totaled $2.7 million, or $0.18 per fully diluted share, an increase of 35.7% compared to adjusted EBITDA of $2.0 million in 2010.

EBITDA is defined as net earnings before interest, income taxes, depreciation, depletion, amortization, abandonment and mark-to-market gains/losses on derivatives (adjusted EBITDA), which is a non-GAAP performance measure. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, and Cross Border’s calculations thereof may not be comparable to similarly titled measures reported by other companies. Cross Border’s management does not view adjusted EBITDA in isolation and also uses other measurements, such as net earnings (loss) and revenues to measure operating performance. A complete reconciliation of EBITDA to GAAP accounting standards can be found in this press release under the financial table “Reconciliation to GAAP.”

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Liquidity and Capital Resources

As of December 31, 2011, the Company’s current assets were $3.5 million and current liabilities were $2.4 million. Cash and cash equivalents totaled $472,967 as of December 31, 2011. The Company’s shareholders’ equity at December 31, 2011 was $17.6 million. The Company used $1.7 million for operating activities for the year ended December 31, 2011, compared to a provision of $2.4 million for 2010. The Company used $3.3 million for investing activities for the year ended December 31, 2011, compared to $1.6 million for 2010. The Company generated $4.5 million from financing activities for the year ended December 31, 2011, compared to $612,895 used in financing activities for 2010.

2012 Business Outlook

Cross Border anticipates accelerated drilling activity during 2012 with a focus on its 2nd Bone Spring acreage located in both Eddy and Lea Counties, New Mexico. Approximately 64% of Cross Border's 2012 CAPEX is allocated to the 2nd Bone Spring development. Permitting activity continues at a fast pace within the Company’s footprint, which is primarily located within several very active trends. Secondly, the Company’s operating partners have achieved success in the Permian Basin, resulting from their deployment of advanced drilling and completion technologies coupled with favorable oil prices. Together, they have provided improving rates of return, helped mitigate the risk of dry or uneconomic wells, and efficiently added reserves. As a result, Cross Border has seen an increase in horizontal wells, which are expected to comprise nearly 50% of the 2012 drilling program.  As an indication of scale, prior to developing reserves utilizing horizontal completions, just 50% of the 2012 drilling program would have been equivalent to approximately 48 vertical wells.

Cross Border expects to participate in approximately 25 gross (3.2 net) wells in 2012, with drilling capital expenditures of approximately $12.5 million for the year. Cross Border expects that 100% of this amount will be used to grow production through drilling wells and covering anticipated authorizations for expenditure by the Company's operating partners. Four wells are scheduled to spud during the current quarter, and to date, one well is producing, two wells are at total depth, and a fourth well is expected to spud in March.

Historically, Cross Border has been invoiced by its various operators over a three-month time frame with a net 30-day payment for each stage of the drilling and completion costs. If this remains the case, for the remainder of 2012, Cross Border would expect to fund approximately $10.5 million for its proportionate ownership costs with the remaining balance spilling over into Q1 of 2013. Cross Border expects to fund all remaining 2012 drilling commitments using cash-on-hand, cash flow and its existing credit facility, with the expectation of an approved increase in the current borrowing base predicated on a redetermination to include recent production adds.

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Conference Call and Webcast

Management will host a conference call to discuss these financial results Friday, March 16, at 12:00 p.m. Eastern time (9:00 a.m. Pacific).

To participate in the call, please dial (877) 941-1427, or (480) 629-9664 for international calls, approximately 10 minutes prior to the scheduled start time. Interested parties can also listen via a live Internet webcast, which can be found via the Company’s website at http://www.xbres.com, or alternately at http://ViaVid.net.

A replay of the call will be available for two weeks from 3:00 p.m. EDT on March 16, 2012, until 11:59 p.m. EDT on March 30, 2012. The number for the replay is (877) 870-5176, or (858) 384-5517 for international calls; the passcode for the replay is 4523374. In addition, a recording of the call will be available via the Company’s website at http://www.xbres.com for one year.

About Cross Border Resources

Information about the Company is available on its website, www.xbres.com, and news updates are available via Twitter, @CrossBorderRes.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts and are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined, and assumptions of management. Forward-looking statements are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information concerning oil or natural gas reserve estimates may also be deemed to be forward-looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed.

Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include misinterpretation of data, inaccurate estimates of oil and natural gas reserves, the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, breach by parties with whom the Company has contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, the likelihood that no commercial quantities of oil or gas are found or recoverable, and our ability to participate in the exploration of, and successful completion of development programs on all aforementioned prospects and leases. Additional information risks for the Company can be found in the Company's filings with the U.S. Securities and Exchange Commission.

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Contacts:

Investor Relations Contact:
Jon Cunningham
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 107
jon@redchip.com
http://www.redchip.com

Company Contact:
Cross Border Resources, Inc.
Everett Willard "Will" Gray II
willg@xbres.com

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Cross Border Resources, Inc.
Condensed Balance Sheets
December 31, 2011 and 2010

	2011	2010 (Predecessor)
		(As Restated)
ASSETS

Current Assets:
Cash and cash equivalents	$472,967	$975,123
Accounts receivable - production	1,184,544	512,624
Accounts receivable - related party	-	250,000
Prepaid expenses	1,808,944	-
Current tax asset	21,737	-
Total Current Assets	3,488,192	1,737,747

Property and Equipment:
Oil and gas properties (successful efforts method)	30,540,978	19,421,621
Less accumulated depletion and depreciation	(9,870,830)	(7,328,326)
Net Property and Equipment	20,670,148	12,093,295

Other Assets:
Other property and equipment, net of accumulated depreciation of $126,473 and $94,759 in 2011 and 2010, respectively	95,988	124,776
Deferred bond costs, net of accumulated amortization of $344,300 and $293,915 in 2011 and 2010, respectively	159,554	209,939
Deferred bond discount, net of accumulated amortization of $127,483 and $108,827 in 2011 and 2010, respectively	59,077	77,733
Intangible assets, net of accumulated amortization of $197,616 and $-0- in 2011 and 2010, respectively	1,778,541	-
Goodwill	1,395,807	-
Other Assets	119,070	112,532
Total Other Assets	3,608,037	524,980

Total Assets	$27,766,377	$14,356,022

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Cross Border Resources, Inc.
Condensed Balance Sheets
December 31, 2011 and 2010

	2011	2010 (Predecessor)
		(As Restated)
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable - trade	$103,759	$875,881
Accounts payable - revenue distribution	143,215	49,880
Interest payable	112,659	107,875
Accrued expenses	418,290	28,460
Deferred revenues	32,479	162,394
Notes payable - current	764,278	-
Bonds payable - current portion	570,000	475,000
Creditors payable - current portion	186,761	150,000
Derivative liability - current portion	56,908	-
Total Current Liabilities	2,388,349	1,849,490

Other Liabilities:
Asset retirement obligations	1,186,260	508,588
Deferred income tax liability	21,737	-
Line of credit	2,381,000	1,582,426
Derivative liability, net of current portion	28,086	-
Bonds payable, net of current portion	2,825,000	3,740,000
Creditors payable, net of current portion	1,352,783	1,656,305
Total Non-Current Liabilities	7,794,866	7,487,319

TOTAL LIABILITIES	10,183,215	9,336,809

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 36,363,637 shares authorized,16,151,946 shares issued and outstanding at December 31, 2011	16,152	-
Additional paid-in capital	32,617,690	-
Retained earnings (accumulated deficit) (1)	(15,050,680)	5,019,213
TOTAL STOCKHOLDERS’ EQUITY	17,583,162	5,019,213

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,766,377	$14,356,022

(1) Retained earnings as of December 31, 2010 (as restated) includes all equity accounts, including all Predecessor partner's capital accounts.

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Cross Border Resources, Inc.
Condensed Statements of Operations
For the years ended December 31, 2011 and 2010

	2011	2010 (Predecessor)
REVENUES AND GAINS:		(As Restated)
Oil and gas sales	$6,584,134	$3,711,443
Gain on sale of oil and gas properties	599,100	-
Other	129,915	97,436
Total Revenues And Gains	$7,313,149	$3,808,879

OPERATING EXPENSES:
Operating costs	1,378,674	450,774
Production taxes	555,698	379,370
Depreciation, depletion and amortization	2,507,266	1,199,365
Abandonment expense	49,234	-
Accretion expense	84,428	59,269
General and administrative	3,664,355	1,016,840
Total Operating Expenses	8,239,655	3,105,618

GAIN (LOSS) FROM OPERATIONS	(926,506)	703,261

OTHER INCOME (EXPENSE):
Bond issuance amortization	(50,385)	(50,385)
Gain (loss) on derivatives	(11,771)	-
Interest expense	(460,275)	(413,338)
Miscellaneous other income (expense)	252,497	43,451
Total Other Income (Expense)	(269,934)	(420,272)

GAIN (LOSS) BEFORE INCOME TAXES	(1,196,440)	282,989

Current tax benefit (expense)	197,890	(5,886)
Deferred tax benefit (expense)	(197,890)	5,886
Income tax benefit (expense)	-	-

NET INCOME (LOSS)	$(1,196,440)	$282,989

NET GAIN (LOSS) PER SHARE:
Basic and diluted	$(0.08)	$—
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted	14,945,782	—

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Cross Border Resources, Inc.
Condensed Statements of Cash Flows
For the years ended December 31, 2011 and 2010

	2011	2010 (Predecessor)
CASH FLOWS FROM OPERATING ACTIVITIES		(As Restated)
Net income (loss)	$(1,196,440)	$282,989
Adjustments to reconcile net income (loss) to cash used by operating activities:
Depreciation, depletion and amortization	2,507,266	1,199,365
Accretion	84,428	59,269
(Gain) loss on disposition of assets	(583,766)	-
Share-based compensation	681,294	-
Amortization of debt discount and deferred financing costs	69,041	69,042
Changes in operating assets and liabilities:
Accounts receivable	(577,110)	27,595
Prepaid expenses and other current assets	(1,750,195)	18,046
Accounts payable	(1,122,000)	590,999
Accrued expenses	207,720	1,129
Deferred revenue	(129,915)	162,394
Derivative liability	84,994	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(1,724,683)	2,410,828

CASH FLOWS FROM INVESTING ACTIVITIES
Cash impact of merger, net	(62,797)	-
Capital expenditures - oil and gas properties	(3,980,470)	(1,579,929)
Proceeds from sale of interest in properties	799,100	-
Capital expenditures - other assets	(6,626)	-
NET CASH USED IN INVESTING ACTIVITIES	(3,250,793)	(1,579,929)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of expenses	5,090,728	-
Net borrowings (payments) on line of credit	798,574	-
Proceeds from renewing notes	139,359	-
Repayments of notes payable	(382,081)	-
Repayments of bonds	(810,000)	(490,000)
Repayments to creditors	(266,760)	(122,895)
Payments to purchase stock options	(96,500)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	4,473,320	(612,895)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(502,156)	218,004
Cash and cash equivalents, beginning of year	975,123	757,119
Cash and cash equivalents, end of year	$472,967	$975,123

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$183,440	$408,307
Income taxes and dividends paid	$-	$-

The above changes in current assets and current liabilities differ from changes between amounts reflected in the December 31, 2011 balance sheet due to current assets and current liabilities acquired in connection with the Company’s reverse acquisition with Pure Energy Group, Inc. and Pure Gas Partners II, LP, as more fully described in Note 1 to the unaudited financial statements.

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Cross Border Resources, Inc.

Summary Operating Statistics

(Unaudited)

	Year Ended December 31,
	2011	2010 (Predecessor Entity)

Revenues & Sales
Oil & Gas Sales	$6,584,134	$3,711,443
Gain on Sale of Oil & Gas Properties	599,100	-
Total revenue	7,313,149	3,808,879
Net Income (Loss)	$(1,196,440)	$282,989

Net Income Per Share
Basic & Diluted	$(0.08)	n/a
Average Number of Shares Outstanding
Basic & Diluted	14,945,782	-

Production Volumes
Oil (Bbls)	56,740	36,963
Gas (mcf)	252,690	243,229
Total Barrels of Oil Equivalent (boe)*	98,855	77,501

Average Barrels of Oil Equivalent per day (boepd)	271	212

Oil (Bbls)	57.4%	47.7%
Gas (mcf)	42.6%	52.3%
Total Barrels of Oil Equivalent (boe)*	100.0%	100.0%

Average sales price:
Gas ($ per mcf)	$6.03	$5.72
Oil ($ per bbl)	$86.70	$74.51
Average cost of production:
Average production cost ($/boe)	$12.69	$4.85
Average production taxes ($/boe)	$5.41	$4.88

Depletion Expense	$2,240,542	$1,149,921
Depletion Expense ($/boe)	$22.66	$14.84

Non-GAAP Adjusted EBITDA	$2,721,436	$2,005,346
Non GAAP Adjusted EBITDA Per Share
Basic & Diluted	$0.18	n/a

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Cross Border Resources, Inc.

Reconciliation to GAAP

	Year Ended December 31,
	2011	2010
		Predecessor Entity
Net income (loss)	$(1,196,440)	$282,989
Interest expense and other	460,275	413,338
Income tax expense (benefit)	--	--
Accretion of asset retirement obligations	84,428	59,269
Depreciation, depletion, and amortization	2,557,651	1,249,750
Stock-based compensation	681,294	--
Mark-to-market loss on commodity swaps	84,994	--
Abandonment Expense	49,234	--
Adjusted EBITDA	$2,721,436	$2,005,346

# # #

Source: Cross Border Resources, Inc.

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